Exhibit 10.25.4
AMENDMENT # 2
TO THE MEDICAL SERVICES CONTRACT BETWEEN
THE FLORIDA HEALTHY KIDS CORPORATION
AND AMERIGROUP FLORIDA, INC.
THIS AMENDMENT #2 is made and entered into this 12th day October, 2006 by and between THE FLORIDA HEALTHY KIDS CORPORATION (FHKC) and AMERIGROUP Florida, Inc. (AMERIGROUP).
1.	In accordance with Sections 3-17 and 3-18 of the current Medical Services Contract between FHKC and AMERIGROUP dated October 1, 2005 (Contract), it is agreed by the parties that Exhibit A, Sections I, II and II are amended to read:
I. Premium Rate
The Comprehensive Medical Care Services premium for the coverage period October 1, 2006 through September 30, 2007 shall be as follows:
*************REDACTED***********
II. Additional Requirements for Premium Rates
A.	Minimum Medical Loss Ratio

The minimum medical loss ratio shall be eighty five (85%) percent.

B.	Maximum Administrative Component

FHKC Rate Adjustment Amendment 10-06	FHKC

Page 1 of 3	AMERIGROUP

          The maximum administrative shall not exceed fifteen (15%) percent III.
Experience Adjustment
In the event that the medical loss ratio. for this Agreement is better than eighty five percent (85%) calculated in the same manner as the premium development and allocation methodology utilized in AMERIGROUP’s response to the Request for Proposals (RFP), AMERIGROUP shall share equally with FHKC the dollar difference between the actual loss ratio for said period and the predicted eighty five percent (85%).
AMERIGROUP shall provide FHKC with a written copy of its findings for each Agreement year by February 1st (first). If any payments are due under this provision, AMERIGROUP shall forward such payment with its written notification. AMERIGROUP may be subject to audit or verification by FHKC or its designated agents.
FHKC shall determine the adequacy of the information supplied under this section and whether or not the calculation has been accurately performed in the manner prescribed below.
The Calculation shall be illustrated in the following manner:

A.	Total Premiums Paid During Agreement Year:	$

B.	Target Incurred Claims':	85% of A

C.	Actual Incurred Claims for Contract Year:	$

D.	Difference Between Target Incurred Claims and Actual Line B) Incurred Claims:	$ (Subtract Line C from Line B)

E.	Amount Due FHKC (50% of Line D):	$
2. The effective date of this Amendment is October 1, 2006. All other provisions of Section 3-18 and the Contract in its entirety shall remain in full force and effect as executed by the Parties effective October 1, 2005.
[SIGNATURE PAGE FOLLOWS]

‘	The target medical loss ratio for this contract and for this calculation is 85%. FHKC Rate Adjustment Amendment 10-06

Page 2 of 3	/s/ AMERIGROUP

IN WITNESS WHEREOF, the Parties have caused this Contract, to be executed by their undersigned officials as duly authorized.
DONE this 12th day of October, 2006.

AMERIGROUP Community Care:	Florida Healthy Kids Corporation:

/s/ Rose M. Naff
Don Gilmore	Rose M. Naff,
CEO	Executive Director

Subscribed and sworn to me, this 12th day of October 2006.	Subscribed and sworn to me, this

[SEAL]	/s/ Amber N.Floyd Notary Public
Notary
My Commission Expires

[SEAL]

1. /s/ Dalene Cosby	/s/ Amber N.Floyd
WITNESS	WITNESS

Dalene Cosby	Amber N.Floyd
PRINT NAME	PRINT NAME

2. /s/ Shirley Locey	2. /s/ Jennifer K. Lloyd
WITNESS	WITNESS
12th day of October 2006.

Shirley Lockey
PRINT NAME
/s/ Jennifer K. Lloyd 10/18/06
Reviewed by: Jennifer K. Lloyd,
Director of External Affairs
/s/ [ILLEGIBLE]
Reviewed by:
Corporate Counsel, FL Bar # 460500

FHKC Rate Adjustment Amendment 10-06	FHKC

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